EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Tel-Save Holdings, Inc.
New Hope, Pennsylvania


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement or Form S-8 of our reports dated February 5, 1998 relating to the consolidated financial statements and schedule of Tel-Save Holdings, Inc. and subsidiaries (predecessors to Tel-Save.com, Inc.) (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Siedman, LLP


New York, New York
January 22, 1999